UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)    September 7, 2005

Travel Hunt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of Incorporation)	333-108690 (Commission File Number)	65-0972647 (IRS Employer ID No.)

6369 W. Sample Rd Coral Springs, FL	33067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (561) 943-4868

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.        Material Modification of Rights of Security Holders

On September 7, 2005, the Board of Directors of Travel Hunt Holdings, Inc. approved a 7 for 1 forward stock split for all shareholders of the Company as of September 7, 2005. Each shareholder on the record date will receive seven shares of common stock for each share of common stock owned with an additional share issued to a holder of a fractional share being rounded to the nearest whole share.

Item 7.              Regulation FD Disclosure

Travel Hunt Holdings, Inc. has granted an extension to Matrix Lodging, LLC for the exclusive rights to enter into a definitive agreement to acquire one hundred percent (100%) of the ownership interest of Matrix Lodging, LLC for the issuance of shares of the Company’s common stock. Such extension shall expire on December 31, 2005. Consummation of the transaction is subject to the satisfaction of certain conditions including the execution of definitive agreements. No assurance can be given that this acquisition will be consummated. Matrix Lodging is a Nevada company which is in the process of developing a chain of technology-rich, boutique luxury hotels situated in key commercial centers across the United States.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Travel Hunt Holdings, Inc.

By:   /s/  Nancy Reynolds

Nancy Reynolds

President

Date:	September 7, 2005